As filed with the Securities and Exchange Commission on August 27, 2007
Registration No. 333-118908

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST EFFECTIVE AMENDMENT No. 1 to
FORM S-4
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

INTERMOUNTAIN COMMUNITY BANCORP
(Exact name of registrant as specified in its charter)

IDAHO (State or other jurisdiction of incorporation or organization)	6035 (Primary standard industrial classification code number)	82-0499463 (I.R.S. employer identification no.)
231 N. Third Avenue, Sandpoint, Idaho 83864 (208) 263-0505
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

CURT HECKER
President and Chief Executive Officer
231 N. Third Avenue
Sandpoint, Idaho 83864
(208) 263-0505
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of communications to:
KUMI Y. BARUFFI, ESQ.
Graham & Dunn PC
Pier 70
2801 Alaskan Way, Suite 300
Seattle, Washington 98121
(206) 340-9676

DEREGISTRATION OF UNISSUED SECURITIES
     The Registration Statement of Intermountain Community Bancorp (“Bancorp”) on Form S-4 declared effective on October 1, 2004, Commission File No. 333-118908 (the “Registration Statement”), provided for the issuance of up to 524,000 shares of Bancorp’s common stock.
     These securities were registered for issuance in accordance with the Plan and Agreement of Merger for Bancorp to acquire Snake River Bancorp, Inc. (“Snake River”) dated July 23, 2004, (the “Agreement”) described in the Registration Statement. Pursuant to the exchange formula in the Agreement, 504,460 shares of Bancorp’s common stock were issued in exchange for shares of Snake River common stock, leaving 19,540 shares registered but unissued. No further securities are to be exchanged pursuant to the Agreement. Accordingly, Bancorp hereby deregisters 19,540 shares not exchanged pursuant to the Agreement.
SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 1 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sandpoint, State of Idaho, on a August 25, 2007.

INTERMOUNTAIN COMMUNITY BANCORP (Issuer)
By:	/s/ Curt Hecker
Curt Hecker
President and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this amendment to the registration statement has been signed by the following persons in the capacities indicated on this 25th day of August 2007.

Signature	Title

Principal Executive Officer

/s/ Curt Hecker Curt Hecker	President and Chief Executive Officer, Director

Principal Financial Officer

/s/ Douglas Wright Douglas Wright	Executive Vice President and Chief Financial Officer (Principal Accounting Officer)

*	A Majority of the Board of Directors
John B. Parker
James T. Diehl
C.L. Bauer
Ford Elsaesser
Terry L. Merwin
Michael J. Romine
Jerry Smith
Barbara Strickfaden
Douglas P. Ward

*By:	/s/ Curt Hecker
Curt Hecker
(Attorney-in-Fact and Designated Agent for Service)